UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
December 18, 2025

TPG Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41222	87-2063362
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Commerce Street, Suite 3300		76102
Fort Worth, TX		(Zip Code)
(817) 871-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	TPG	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)
6.950% Subordinated Notes due 2064	TPGXL	The Nasdaq Stock Market LLC (Nasdaq Global Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
CEO Special Purpose Equity Award
On December 18, 2025, the independent Compensation Committee (the “Committee”) of the board of directors of TPG Inc. (the “Company”) approved a long-term incentive award for the Company’s Chief Executive Officer, Jon Winkelried (the “Award”). The purposes of the Award are to encourage retention, align Mr. Winkelried’s total incentives to market in a manner consistent with the Committee’s view of his extraordinary performance, and incentivize future performance and shareholder value creation.
The Award will be granted on January 13, 2026, in the form of restricted stock units (“RSUs”) under the Company’s Omnibus Equity Incentive Plan (the “Plan”) with a face value of $25,000,000. On the date of grant, the face value of the Award will be converted into a number of RSUs based on the 10-trading day volume weighted average trading price of a share of the Company’s Class A common stock leading up to and including the date of grant. Each RSU represents a contingent right to receive one share of the Company’s Class A common stock when the applicable vesting conditions are satisfied. Provided that Mr. Winkelried continues to provide services to the Company or its affiliates through the applicable service vesting date, the RSUs are scheduled to vest 33% on each of January 13, 2029, 2030 and 2031 (each, an “RSU Vesting Date”) and will be settled promptly following the applicable RSU Vesting Date, subject to accelerated vesting and settlement as described below.
If Mr. Winkelried voluntarily terminates service without good reason and in a manner that does not constitute an orderly retirement any time prior to the final RSU Vesting Date, any then unvested portion of the Award will be automatically forfeited upon such termination. If Mr. Winkelried effects an orderly retirement prior to January 13, 2028, he will receive vesting credit through the next scheduled vesting date. If Mr. Winkelried effects an orderly retirement on or after January 13, 2028 or if his service is at any time terminated in a manner that constitutes a qualifying termination, any then unvested portion of the Award will be treated in the same manner as equity awards granted under the Plan are otherwise treated pursuant to Mr. Winkelried’s employment agreement, a description of which is included in the Company’s proxy statement, filed with the Securities and Exchange Commission (“SEC”) on April 23, 2025, and is incorporated herein by reference, and a copy of which is filed as Exhibit 10.15 to the Company’s Annual Report on Form 10-K filed with the SEC on March 29, 2022.
A qualifying termination for this purpose would include a termination without cause, resignation for good reason, death or disability. For purposes of the Award, orderly retirement, cause, good reason and disability have the meanings set forth in Mr. Winkelried’s employment agreement.
In the event of a change in control where the unvested portion of the Award is not assumed, any then unvested portion will immediately vest. In the event of a change in control where the unvested portion of the Award is assumed, the Award will continue to vest on the existing vesting terms; provided that if Mr. Winkelried experiences a qualifying termination or effects an orderly retirement following the change in control, any then unvested portion of the Award will immediately vest.
Other Special Purpose Equity Awards
On December 18, 2025, the Chief Executive Officer and the Committee approved long-term incentive awards for the Company’s Chief Financial Officer, Jack Weingart, and the Company’s Chief Operating Officer, Anilu Vazquez-Ubarri (collectively, the “Special Purpose Equity Grants”). The Special Purpose Equity Grants are intended to reward Mr. Weingart and Ms. Vazquez-Ubarri for organic and inorganic Company growth and bring their compensation in-line with market in order to promote and ensure retention.
The Special Purpose Equity Grants will be granted on January 13, 2026, in the form of RSUs under the Plan with a face value of $7,500,000 for Mr. Weingart and $5,000,000 for Ms. Vazquez-Ubarri. On the date of grant, the face value of the Special Purpose Equity Grants will be converted into a number of RSUs based on the 10-trading day volume weighted average trading price of a share of the Company’s Class A common stock leading up to and including the date of grant. Provided that Mr. Weingart and Ms. Vazquez-Ubarri continue to provide services to the Company or its affiliates through the applicable service vesting date, the RSUs are scheduled to vest 20% on each of January 13, 2027, 2028, 2029, 2030 and 2031 (each, a “Vesting Date”) and will be settled promptly following the applicable Vesting Date.

Upon Mr. Weingart’s or Ms. Vazquez-Ubarri’s termination of service for any reason, any then-unvested portion of the respective Special Purpose Equity Grant will be automatically forfeited.
The Award and the Special Purpose Equity Grants are subject to the Company’s recoupment policy and, to the extent applicable, the Company’s Dodd-Frank clawback policy. Dividend equivalents are paid on unvested RSUs when the dividend occurs.
Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

TPG INC.

By:	/s/ Jennifer L. Chu
Name:	Jennifer L. Chu
Title:	Chief Legal Officer and General Counsel
Date: December 22, 2025